As filed with the Securities and Exchange Commission on January 10, 1994

                                             Registration No. 33 ----------
- ---------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                            ---------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933
                            ----------------------

                             FEDDERS CORPORATION
              (Exact name of issuer as specified in its charter)

                    Delaware                              22-2572390
(State or other jurisdiction of               (IRS Employer Identification No.)
  incorporation or organization)

                  158 Highway 206, Peapack, New Jersey 07977
                   (Address of principal executive offices)

                            Stock Option Plan VII
                           (Full title of the plan)

          S. A. Muscarnera, Senior Vice President and Secretary, Fedders Corporation, 158 Highway 206, Peapack, New Jersey 07977 (908) 234-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed            Proposed
                                                   Maximum             Maximum
                                  Amount           Offering            Aggregate            Amount of
Title of Securities               to be            Price               Offering             Registration
to be Registered                  Registered       Per Share           Price                Fee
- ----------------                  ----------       ---------           --------------       -----
Common Stock, par
value $1.00 per share             3,500,000         $6.50 (1)          $22,750,000         $7,844.83

Class A Stock, par
value $1.00 per share             3,500,000         $6.50 (2)          $22,750,000         $7,844.83
- --------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average high/low price on January 5, 1994 on the New York Stock Exchange.

(2) There is no current market for these securities. It is estimated that once a market is established, a share of Class A Stock will trade no higher than a share of Common Stock.

FEDDERS CORPORATION

                             STOCK OPTION PLAN VII

                      Cross Reference Sheet Between Items
                           of Form S-8 and Prospectus

                                                       Caption in
Item Required by Form S-8                              Prospectus
- -------------------------                              ----------
1.        Plan Information                             Cover Page;
                                                       Stock Option Plan VII;
                                                       Federal Income Tax
                                                       Consequences

2.        Registrant Information                       Available Information
          and Employee Plan
          Annual Information

PROSPECTUS

                              FEDDERS CORPORATION
                                158 Highway 206
                           Peapack, New Jersey 07977
                                  908-234-2100

                             Stock Option Plan VII

               3,500,000 Shares of Common Stock, $1.00 par value
               3,500,000 Shares of Class A Stock, $1.00 par value

This prospectus relates to the offering by Fedders Corporation (the "Corporation") of the shares of Common Stock and Class A Stock covered hereby to officers, directors, key employees and consultants to the Corporation and its subsidiaries as may be granted options to purchase shares pursuant to its Stock Option Plan VII which is described herein.

Certain of the optionees may, from time to time, sell or otherwise dispose of some or all of the shares of Common Stock and/ or Class A Stock which may be acquired by them. Certain of the resales or other dispositions may be made pursuant to this Prospectus, but others may be made by employees who are deemed to be "affiliates" of the Corporation within the meaning of the Securities Act of 1933, as amended (as amended, the "1933 Act"), and such persons may effect such resales only pursuant to a separate prospectus or an appropriate exemption from registration, such as Rule 144 under the 1933 Act.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is January 10, 1994.


THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

No person has been authorized by the Corporation to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date hereof.

                               TABLE OF CONTENTS

                                                                 Page
REGISTRATION STATEMENT  . . . . . . . . . . . . . . . . . . . . . 2
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . 3
GENERAL INFORMATION   . . . . . . . . . . . . . . . . . . . . . . 4
CERTAIN INVESTMENT CONSIDERATIONS . . . . . . . . . . . . . . . . 4
STOCK OPTION PLAN VII . . . . . . . . . . . . . . . . . . . . . . 6
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . 9
LEGAL MATTERS         . . . . . . . . . . . . . . . . . . . . . . 10
EXPERTS               . . . . . . . . . . . . . . . . . . . . . . 10
INDEMNIFICATION       . . . . . . . . . . . . . . . . . . . . . . 11

                             REGISTRATION STATEMENT

Fedders Corporation (the "Corporation") has filed with the Securities and Exchange Commission, Washington, D. C., a Registration Statement (hereinafter, as amended to date, referred to as the "Registration Statement") on Form S-8 (File No. 33---------) under the Securities Act of 1933, as amended (as amended, the "1933 Act") in respect of 3,500,000 shares of the Corporation's Common Stock, $1.00 par value, and 3,500,000 shares of the Corporation's Class A Stock, $1.00 par value, subject to adjustment, which may be purchased from time to time pursuant to stock options issued to officers, directors, key employees and consultants to the Corporation and its subsidiaries under the Corporation's Stock Option Plan VII as amended by approval of the Corporation's Stockholders on March 26, 1991 and March 23, 1993 (as amended, "Plan VII").
For further information with respect to the Corporation and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed as a part thereof.

The statements made about Plan VII in this Prospectus are summaries of certain provisions of Plan VII, a copy of which is an exhibit to the Registration Statement. Reference is made to Plan VII for complete statements of such provisions, and such summaries are qualified in their entirety by such reference.

                             AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied in the public reference facilities maintained by the Commission in Washington, D. C. at Room 1024, 450 Fifth Street, N. W., Washington, D. C. 20549; in New York City at 75 Park Place, New York, New York 10007; and in Chicago at 219 S. Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 at prescribed rates. The Corporation will provide at the written or oral request without charge at its principal office in Peapack, New Jersey to each person to whom this Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference. All such requests should be directed to the Corporation at its principal office, 158 Highway 206, Peapack, New Jersey 07977, Attn: Corporate Secretary, or by telephone at (908) 234-2100. The Corporation's Common Stock is listed and traded on the New York Stock Exchange, and the above material is also available for inspection at such Exchange, 20 Broad Street, New York, New York 10005.

The following documents, filed with the Securities and Exchange Commission, as stated above (Commission File No. 1-2257), are hereby incorporated by reference in this Prospectus:

1.   The Corporation's annual report on Form 10-K for year ended August 31,
     1993.

2. The Corporation's proxy statement dated November 19, 1993, with respect to its annual meeting of stockholders held on December 21, 1993.

All documents filed by the Corporation after the date of this Prospectus pursuant to Sections 13, 14, and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this Prospectus constitutes a part which indicates that all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                              GENERAL INFORMATION

The Corporation, the executive offices of which are located at Peapack, New Jersey 07977, is the issuer of the Common Stock, $1.00 par value, and the Class A Stock, $1.00 par value, covered by the Registration Statement and being offered by this Prospectus. The Corporation's telephone number is (908) 234-2100.

Any optionee who may be deemed an affiliate of the Corporation, as defined in Rule 405 issued under the 1933 Act, must utilize an exemption, including Rule 144, from the registration provisions of the 1933 Act to sell shares received pursuant to the exercise of an option, unless a separate prospectus is in effect. In addition, the sale by an executive officer or director of the Common Stock or Class A Stock received on exercise of an option within a period of six (6) months from the date of grant of such option or other purchase of Common Stock or Class A Stock of the Corporation may give rise to a liability to the Corporation under the profit recapture provisions of Section 16(b) of the Exchange Act.

                       CERTAIN INVESTMENT CONSIDERATIONS

Prospective purchasers of the Common Stock or Class A Stock should consider carefully the consideration set forth below, as well as other information contained in this Prospectus, before exercising their options.

Seasonality

The Corporation's results of operations and financial condition are entirely dependent on the manufacture and sale of room air conditioners and dehumidifiers, the demand for which is highly seasonal in North American markets. Seasonally low volume sales are not sufficient to offset fixed costs, resulting in seasonal operating losses at certain times of the year. In addition, the Corporation's working capital needs are seasonal, with the Corporation's greatest utilization of its lines of credit occurring during the spring months.

Summer Weather Conditions

The Corporation's business is highly competitive and the principal market in which it currently participates is mature. The Corporation's competitors include a number of domestic and foreign manufacturers of air conditioners and other appliances, such as Frigidaire Company, Whirlpool Corporation and Matsushita Electric Industrial Company, Ltd., many of which are substantially larger and have greater financial resources than the Corporation. Competitive factors could require price reductions or increased spending on product development, marketing and sales that would adversely affect the Corporation's profit margins.

Principal Customers

One customer accounted for 28% of the Corporation's annual sales in 1993. In 1992, one customer accounted for 17% and another 12% of net sales. No customer accounted for more than 10% of net sales in 1991.

Control by Principal Stockholders

Approximately 97.4% of the Class B Stock of the Corporation is beneficially owned by Salvatore Giordano, Joseph Giordano, and Salvatore Giordano, Jr. and members of their families. In the event that the holders of more than 15% of the outstanding shares of Common Stock act in concert to nominate or elect directors at a stockholder's meeting, each holder of Class B Stock is entitled to 10 votes per share of Class B Stock. The Corporation may not merge or dissolve, nor may the Certificate of Incorporation of the Corporation be modified, without the affirmative vote of the holders of a majority of the shares of Common Stock and a majority of the shares of Class B Stock, each voting separately as a class. Through their holdings of Class B Stock, Salvatore Giordano, Joseph Giordano, Salvatore Giordano, Jr. and members of their families will have, under certain circumstances, the power to elect a majority of the Board of Directors (the "Board") and to determine the policies of the Corporation, the persons constituting the management of the Corporation, and the outcome of certain significant corporate actions requiring stockholder approval. Class B Stock is convertible into Common Stock at any time on a share-for-share basis. In the event that Salvatore Giordano, Joseph Giordano, Salvatore Giordano, Jr. and members of their families converted their Class B Stock into Common Stock, they would own 12.9% of the Common Stock outstanding.

Dependence Upon Key Executives

Management believes that the performance of the Corporation has been, and will continue to be, dependent upon the efforts of the principal executive officers of the Corporation. The loss of some or all of these principal executive officers could have a material adverse effect on the Corporation.

                             STOCK OPTION PLAN VII

Stock Option Plan VII (as amended to date, the "Plan"), was originally adopted by the stockholders in 1990 for the purpose of enabling the Corporation and its subsidiaries to provide an inducement to attract and keep able and qualified key employees, officers and directors, by the grant of incentive and non-qualified stock options up to a maximum of 775,000 shares of the Common Stock of the Corporation. In 1991, the stockholders approved an amendment to the Plan to reserve an additional 800,000 shares of the Corporation's Common Stock for use under the Plan. In 1993, the Plan was further amended to (i) reserve an additional 3,500,000 shares for issuance under the Plan for a total of 5,075,000 shares, (ii) establish the right of the Corporation's Board to grant options in either Common Stock or Class A Stock of the Corporation, and
(iii) establish the right of the Board to grant non- qualified options to non-employee consultants to the Corporation. The granting of options is determined by the Board which administers Plan VII, and determines the persons to be granted options, the number of shares covered by each option, the applicable option prices and the type of option except directors who are not employees of the Corporation and consultants to the Corporation, may only be granted non-qualified stock options. In making such determination, the Board considers in its opinion those qualified officers (including those officers who are directors), non-employee directors, consultants to the Corporation, key executives and salaried employees who perform services of special importance to the management, operation and development of the business of the Corporation and its subsidiaries. In addition, options may also be granted to all other employees of the Corporation at the discretion of the Board. Options are granted only by resolution of the Board. The maximum number of shares of Common Stock and/or Class A Stock of the Corporation that may be subject to grant of options to any one officer or director under the Plan is 862,750, subject to adjustment, except no optionee may be granted incentive stock options resulting in shares becoming exercisable for the first time in any calendar year having an aggregate fair market value in excess of $100,000. It is presently expected that approximately 1,200 employees, of whom 10 are executive officers and non-employee directors, and a limited number of consultants to the Corporation will be eligible to receive options under Plan VII.


Shares Available and Exercise of Options

Since it could not be certain as to how many of the additional 3,500,000 shares approved for reservation under the Plan in 1993 would be granted as Class A Stock, the Board will reserve 3,500,000 shares of each class. Notwithstanding this duplicate reservation of shares, however, only an aggregate total of 3,500,000 additional shares of Class A Stock and/or Common Stock may be granted under the Plan. Therefore, of the 5,075,000 shares reserved under the Plan, up to 3,500,000 may be granted as Class A Stock. The number of shares is subject to appropriate adjustment in the event of changes in the outstanding Common Stock (or Class A Stock, as applicable) of the Corporation by reason of stock dividends or splits, mergers, consolidations, exchanges or reorganizations.

The stock options granted under the Plan are intended to be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The Plan provides that the option price of incentive stock options shall not be less than the fair market value of the stock at the time the option is granted, except that if the optionee would own more than 10% of the outstanding shares of Common Stock of the Corporation (and other voting securities, if any) if the options were exercised, the exercise price of the options shall not be less than 110% of the fair market value on the date of grant; that each option granted is exercisable, in whole or in part, from time to time during the term thereof as may be determined by the Board and stated in the option, commencing one (1) year after the date of grant of the option or such shorter period as permitted by the Committee; and that the options expire unless exercised on or before ten
(10) years from the date of grant (five (5) years with respect to incentive stock options if the optionee would own more than 10% of the outstanding stock).

The option price of non-qualified stock options shall be the fair market value of the stock at the time of grant. The term of each non-qualified stock option shall be for a period not exceeding ten (10) years from the date of grant. If an optionee holds more than one incentive or non-qualified stock option, such options may be exercised by the optionee in any order.

Options are exercised by the payment in cash or delivery of Common Stock (or Class A Stock, as applicable) of the Corporation valued at the market price for such shares at the time of exercise, or a combination of cash and Common Stock (or Class A Stock, as applicable).

The Board may also grant stock appreciation rights to optionees, subject to terms set by the Board. Each right will relate to a specific option granted under the Plan and may be granted simultaneously with or subsequent to the grant of the option. A right will entitle the recipient thereof to elect to receive, as an alternative to exercising a related option and without payment of cash to the Corporation, that number of shares of Common Stock (or Class A Stock, as applicable) having an aggregate fair market value which is equal to the difference between the aggregate fair market value of the shares of Common Stock (or Class A Stock, as applicable) subject to the related option on the exercise date and the aggregate fair market value on the date, as determined by the Board, that the related option or right was granted to the optionee. In lieu of paying any such right totally in shares of Common Stock (or Class A Stock, as applicable) the Board may elect to pay the right totally in cash or partly in cash and partly in shares of Common Stock (or Class A Stock, as applicable). A right may be exercisable only during the period the related option is exercisable. The number of shares purchasable pursuant to an exercise of a related option will be reduced to the extent such shares are used in calculating the number of shares or cash to be received pursuant to an exercise of a stock appreciation right. In addition, each share subject to the related option may be used only once to calculate the number of shares or cash to be received pursuant to exercise of a right. As of January 7, 1994, no stock appreciation rights had been granted by the Board.

As of December 31, 1993, 2,798,450 options at an average exercise price of $5.67 per share had been granted under the Plan, including 1,658,500 options at an average exercise price of $5.63 to 10 executive officers and non-employee directors, and 1,334,390 options remain available for grant. Options may not be granted under the Plan after January 22, 2000.

Limitations in Participation

Options are not transferable other than by will or by the laws of descent and distribution. If an optionee becomes permanently and totally disabled or dies while employed by the Corporation, the option(s) granted to the optionee may be exercised only within twelve (12) months following the date of such permanent and total disability or date of death, by the optionee in the case of such disability and by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution in the case of death, to the extent it was exercisable at time of permanent and total disability or death, but in no event after the expiration of the term of the option. A Committee appointed by the Board shall make the determination of whether an optionee is permanently and totally disabled.

If an optionee ceases to be employed by the Corporation for any reason other than death or disability, he or she may, but only within one (1) month following such cessation of employment, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such cessation, unless the optionee was discharged for cause.

Modification

The Board or the stockholders may at any time, or from time to time, alter amend, revise, suspend, or discontinue the Plan provided such action does not adversely affect outstanding options and provided further the Board may not amend the Plan in any respects, without first soliciting and receiving stockholder approval, which shall change:

         (a) the maximum number of shares for which options may be granted under the Plan; or

         (b) the provisions relating to the class of employees eligible to receive options.

On January 3, 1994, the Board temporarily amended the Plan to provide that, during the period January 4, 1994 through February 15, 1994, all options (with the exception of one recent grant to an insider of an option to purchase 500,000 shares) would have all restrictions removed, including the normal one year vesting period, and optionees can pay for the shares at the time of exercise by paying two thirds (2/3) of the exercise price at the time of exercise and signing a promissory note to the Corporation for the other one third (1/3) to be paid on the earlier of ten (10) days following the date of sale of the shares, or July 31, 1994.

                        FEDERAL INCOME TAX CONSEQUENCES

Tax Aspects - Non-Qualified Stock Options

The Corporation has been advised by legal counsel that under existing Treasury regulations with respect to non-qualified stock options, (i) an optionee will not realize taxable income upon the grant of an option; (ii) the difference between the option price and the fair market value of the shares on the date of exercise is taxable as ordinary income to the optionee at the time of exercise and is allowable to the Corporation, as an income tax deduction; (iii) the ordinary income to the optionee will be treated as compensation to the optionee which is subject to income tax withholding by the Corporation; (iv) the optionee will take a basis in the shares equal to the sum of the option price plus the amount of his or her ordinary income; and, (v) any gain or loss on a subsequent sale of the shares, which will equal the difference between the sales proceeds and the optionee's basis in the shares, will be capital gain or loss at the time of sale.


Tax Aspects - Incentive Stock Options

The Corporation has been advised by legal counsel that the Federal income tax consequences of incentive stock options under present law are generally as follows: if an option is an incentive stock option, the optionee will recognize no income upon grant or exercise of such option and the Corporation will not be allowed a deduction for federal tax purposes as it would in the case of a non-qualified stock option. Upon a sale of the shares by the optionee (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be capital gain to the optionee.

In order for an option to qualify as an incentive stock option, (i) the option must be granted pursuant to a plan which includes the aggregate number of shares which may be issued under options to the employees (or class of employees) eligible to receive options; (ii) such option is granted within ten
(10) years from the date such plan is adopted, or the date such plan is approved by the stockholders, whichever is earlier; (iii) the option must be exercised while the optionee is an employee of the Corporation or a subsidiary of the Corporation, or no more than one (1) month after the optionee's employment ceases (twelve (12) months in the case of termination following the optionee's total disability); (iv) it may not, by its terms, be exercisable after the expiration of ten (10) years from the date such option is granted;
(v) the option price must not be less than the fair market value of the stock at the time such option is granted; (vi) the option plan must be approved by the stockholders within twelve (12) months after the date such plan is adopted;
(vii) the option, by its terms, is non-transferable other than upon death of the optionee and is exercisable only by the optionee during his or her lifetime; (viii) if the optionee owns more than 10% of the voting power of all classes of the Corporation's stock at the time the option is granted, the option price must be at least 110% of the fair market value on the date of grant and the option must not be exercised after five (5) years from the date of grant; and (ix) under the terms of the plan, the aggregate fair market value, determined at time of grant, of stock for which an employee may exercise incentive stock options for the first time in any calendar year under all plans, cannot exceed $100,000.

For purposes of determining the alternative minimum tax, the spread between the fair market value of the stock on the exercise date of any incentive stock option and the option price is no longer an item of tax preference. Rather, the spread is added to taxable income as an adjustment for purposes of computing the "alternative minimum tax" and the basis of the stock is fair market value on the date of exercise.

Stock Appreciation Rights

An optionee will recognize ordinary income upon the exercise of a stock appreciation right (whether the stock appreciation right is attached to an incentive stock option or a non-qualified stock option) equal to the amount of any cash and the fair market value on the date of exercise of any shares payable to him. The Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes ordinary income.

Employee Retirement Income Security Act of 1974 (ERISA)

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 or of Section 401 (a) of the Code.

                                 LEGAL MATTERS

The legality of the shares offered by this Prospectus has been passed upon by Robert N. Edwards, Esq., Senior Counsel of the Corporation. Mr. Edwards is an
employee of the Corporation.   As of January 1, 1994, Mr. Edwards had been
granted options to purchase 5,000 shares under the Plan.

                                    EXPERTS

The consolidated financial statements and financial statement schedules of the Corporation, incorporated by reference in its Annual Report on Form 10-K for the year ended August 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                INDEMNIFICATION

The Corporation's by-laws provide that the Corporation shall indemnify directors and officers to the full extent permitted by Delaware Law. Section 145 of the General Corporation Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. The Corporation maintains an insurance policy covering its directors and officers against certain losses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

See Prospectus, "Available Information", page 3 and Registration Statement on Form 8-A covering the Corporation's Common Stock, $1.00 par value, filed pursuant to Section 12 of the 1934 Act. A description of the interrelationship between the Corporation's Common Stock, Class B Stock and Class A Stock is contained in the Proxy Statement dated January 22, 1992 for the February 26, 1992 Annual Meeting of Stockholders and is incorporated by reference herein.

The consolidated balance sheets of the Corporation at August 31, 1993 and 1992 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended August 31, 1993 and 1992, the eight months ended August 31, 1991 and the year ended December 31, 1990 incorporated by reference in this Prospectus, have been examined by Ernst & Young, independent auditors, as set forth in their reports incorporated by reference herein.

ITEM 4.  DESCRIPTION OF SECURITIES.

Shares of the registrant's Class A Stock are being registered under this Registration Statement for possible distribution to optionees under the terms of the registrant's stock option Plan VII. There is no current market for Class A Stock, and it is not known when one will be created. For a description of the registrant's Class A Stock, see the Proxy Statement dated January 22, 1992 for the February 26, 1992 Annual Meeting of Stockholders, and the Proxy Statement dated February 16, 1993 for the March 23, 1993 Annual Meeting of Stockholders, both of which are incorporated by reference herein.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to Article V of the registrant's by-laws filed as Exhibit 3
(vii) to the registrant's Annual Report on Form 10-K for fiscal year 1987, which is incorporated by reference for information concerning indemnification of directors and officers. Section 145 of the General Corporation Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. However, reference is made to Item 9 (d) with respect to indemnification for liabilities arising under the 1933 Act.

Under an insurance policy with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, the directors and certain officers of the undersigned registrant and its subsidiaries are indemnified against certain losses arising from certain claims which may be made against such persons, by reason of their being such directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

05.  Opinion of Robert N. Edwards, Esq. re legality

10. Stock Option Plan VII, as amended, filed as Exhibit A to the Corporation's proxy statement dated February 16, 1993 with respect to its annual meeting of shareholders held on March 23, 1993 and incorporated herein by reference. A temporary amendment to such plan to temporarily accelerate the vesting of options is described under "Modification" at page 8 of this Registration Statement.

24.  Consents
       (a)  Ernst & Young

       (b) The consent of Robert N. Edwards, Esq. is included in his opinion at Exhibit(5).

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided; however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13 or 15 (d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the Corporation's registrant latest annual report to stockholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the Prospectus that it will promptly furnish without charge a copy of such report on written request of the employee, and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such financial information.

(d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted by directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peapack, State of New Jersey, on the 10th day of January, 1994.


                                             FEDDERS CORPORATION

                                             By:  /s/ Robert L. Laurent, Jr.
                                                 ----------------------------
                                                 Robert L. Laurent, Jr.
                                                 Executive Vice President
                                                 Finance and Administration


Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                      Title                             Date
- ---------                                                      -----                             ----
/s/ Salvatore Giordano                                      Chairman of the Board             January 10, 1994
- -----------------------------
Salvatore Giordano

/s/ Salvatore Giordano, Jr.                                 Vice Chairman and                 January 10, 1994
- -----------------------------                               Chief Executive
Salvatore Giordano, Jr.                                     Officer (Principal
                                                            Executive Officer


/s/ Joseph Giordano                                         Director                          January 10, 1994
- -----------------------------
Joseph Giordano

/s/ William J. Brennan                                      Director                          January 10, 1994
- -----------------------------
William J. Brennan

/s/ Howard S. Modlin                                        Director                          January 10, 1994
- -----------------------------
Howard S. Modlin

/s/ Clarence Russell Moll                                   Director                          January 6, 1994
- -----------------------------
Clarence Russell Moll

/s/ S. A. Muscarnera                                        Director and                      January 10, 1994
- -----------------------------                               Secretary
S. A. Muscarnera

/s/ Robert L. Laurent, Jr.                                  Executive Vice President          January 10, 1994
- -----------------------------                               Finance and Administration
Robert L. Laurent, Jr.                                      (Principal Financial and
                                                            Accounting Officer)


                                EXHIBIT INDEX


05.  Opinion of Robert N. Edwards, Esq. re legality

10. Stock Option Plan VII, as amended, filed as Exhibit A to the Corporation's proxy statement dated February 16, 1993 with respect to its annual meeting of shareholders held on March 23, 1993 and incorporated herein by reference. A temporary amendment to such plan to temporarily accelerate the vesting of options is described under "Modification" at page 8 of this Registration Statement.

24.  Consents
       (a)  Ernst & Young

       (b) The consent of Robert N. Edwards, Esq. is included in his opinion at Exhibit(5).